UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2009

SILICON IMAGE, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 616-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION
ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES
ITEM 2.06	MATERIAL IMPAIRMENTS
ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT 99.01

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

       The information contained in this Item 2.02 and the exhibit hereto, are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of, or otherwise regarded as filed under, the Securities and Exchange Act of 1934, as amended.  The information contained in this report shall not be incorporated by reference into any filing of the Registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

       On October 22, 2009, the Registrant issued a press release announcing its financial results for the quarter ended September 30, 2009, a copy of which is attached hereto as Exhibit 99.01. Also on October 22, 2009, the Registrant will present its financial results for the quarter ended September 30, 2009 in a conference call with investors and analysts. The conference call was pre-announced and will be available to the public through live teleconference and webcast. In addition, a replay of the web cast of the Conference Call will be available on the Registrant’s website until midnight Pacific Time, October 27, 2009. A supplemental financial information worksheet is available on the Registrant’s website.

ITEM 2.05.	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

       On October 18, 2009, Silicon Image, Inc. (the “Registrant”) determined that, in light of certain changes to the Registrant’s product strategy going forward, the intellectual property licensed from Sunplus Technology Co., Ltd in February 2007 (the “Sunplus IP”) no longer aligns with the Registrant’s product roadmap and therefore will not be used. The reason for acquiring the Sunplus IP was to provide the Registrant with advanced technology for the development of large scale integrated circuits, which included comprehensive digital television system functionality. Given the Registrant’s current product strategy, which is to continue to focus on discrete semiconductor products and related intellectual property, the Sunplus IP no longer aligns with the Registrant’s product roadmap. The change in the Registrant’s product strategy was due to market place and related competitive dynamics. In connection with the decision to discontinue the use of the Sunplus IP, the Registrant expects to incur an impairment charge of $28.0 million during the three months ending December 31, 2009. The Registrant does not expect that any portion of this charge will result in future cash expenditures.

       Given the Registrant’s decision regarding the Sunplus IP discussed above and its decision to focus on discrete semiconductor products and related intellectual property, on October 18, 2009, the Registrant also decided to restructure its research and development operations resulting in the planned closure of its two sites in Germany. The Registrant currently has approximately 150 employees in Germany primarily focused on research and development activities. The Registrant plans to complete the activities related to these site closures during the first half of fiscal year 2010. The Registrant expects to record pre-tax restructuring charges in the range of $14.0 to $16.0 million during the three months ending December 31, 2009, primarily related to employee severance arrangements.  Substantially all of the charges are, or will be, cash expenditures.

ITEM 2.06.	MATERIAL IMPAIRMENTS

       The information called for by this item is contained in Item 2.05, which is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.01	Press release dated October 22, 2009 announcing the Registrant’s financial results for the quarter ended September 30, 2009.

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 22, 2009

SILICON IMAGE, INC.

By:	/s/Hal Covert
Harold Covert
President, Chief Operating Officer and Chief Financial Officer